Exhibit 10.1

Candela Corporation

Amendment No. 1 to Second Amended and Restated 1998 Stock Plan

Candela Corporation’s Second Amended and Restated 1998 Stock Plan (the “1998 Stock Plan”) is hereby amended as follows:

1.                                       The second sentence of Section 4 of the 1998 Stock Plan is amended and restated in its entirety as follows:

“The aggregate number of shares which may be issued pursuant to the Plan is 7,800,000, subject to adjustment as provided in paragraph 13.”

2.                                       Except as modified hereby, the 1998 Stock Plan shall remain in full force and effect.

3.                                       This amendment may be memorialized as a separate amendment to the 1998 Stock Plan or included in an amended and restated 1998 Stock Plan.